EXHIBIT 10(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts and Financial Statements" in the Prospectus in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-08345) of John Hancock Variable Annuity Account H.

We also consent to the incorporation of our report dated February 14, 1997, with respect to the financial statements included in the Annual Report of John Hancock Mutual Life Insurance company for the year ended December 31, 1996.


                                                  Ernst & Young LLP
                                                  /s/ Ernst & Young LLP
Boston, Massachusetts
December 12, 1997